March 27, 1995


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549
Attention:  Office of Reports and
            Information Services

      RE:   Preliminary Proxy Statement
            of Jacor Communications, Inc.

Dear Filing Officer:

Under cover of this letter, the following preliminary proxy statement of Jacor Communications, Inc. (the "Company") is being filed with the Commission via EDGAR pursuant to Rule 101(a)(1)(iii) of Regulation S-T. The preliminary proxy statement relates to the Annual Meeting of the Company's Stockholders scheduled for May 17, 1995. The Company desires to send its definitive proxy materials to its stockholders no later than April 14, 1995. Accordingly, if the Staff has any comments on the following materials, we will greatly appreciate your so informing the undersigned as soon as possible by telephone at (513) 629-2828.

The required filing fee of $125 has been paid by the Company in accordance with the procedures set forth in Instructions for Filing Fees - Rule 3a of the Commission's Informal and Other Procedures. In addition, pursuant to Instruction5 to Item 10 of Schedule 14A, please be advised that the Company will register on Form S-8 the additional 1,250,000 shares of the Company's Common Stock to become eligible for issuance under the Company's 1993 Stock Option Plan following stockholder approval of the proposed amendment to that Plan as described in the proxy statement.

Thank you for your cooperation and assistance in this matter.

                                    Sincerely yours,

                                    GRAYDON, HEAD & RITCHEY


                                    Richard G. Schmalzl

Enclosure
c: Jon M. Berry (w/enc)



      PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   X
Filed by a Party other than the Registrant

     Check the appropriate box:

 X   Preliminary Proxy Statement
     Confidential, for Use of the Commission Only
     [as permitted by Rule 14a-6(e)(2)]
     Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

      (Name of Registrant as Specified in its Charter)

      JACOR COMMUNICATIONS, INC.

     Payment of Filing Fee (Check the appropriate box):

 X   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2).

     $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

     Fee computed on table below per Exchange Act Rules 14a-
                              6(i)(4) and 0-11.

    (1)     Title of each class of securities to which transaction applies:
    (2)     Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(a):
    (4)     Proposed maximum aggregate value of transaction:
    (5)     Total fee paid:

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:




      JACOR COMMUNICATIONS, INC.
      1300 PNC Center
      201 East Fifth Street
      Cincinnati, Ohio  45202




                                                      April 14, 1995





Dear Shareholder:

      You are cordially invited to attend the 1995 Annual Meeting of Shareholders to be held on Wednesday, May 17, 1995 at 10:30 a.m., local time, in the Skyline Room of the Terrace Hotel, 15 West Sixth Street, Cincinnati, Ohio.

      The accompanying Notice of Annual Meeting and Proxy Statement provide information concerning the proposals to be considered and acted upon at the Annual Meeting. Also at the Annual Meeting, we will report on the operations of the Company during the year ended December 31, 1994.

      It is important for you to exercise your voting rights as a Shareholder regardless of the number of shares you own.

      Please complete, sign, date and promptly return the Proxy in the enclosed postage prepaid envelope. Please do so whether or not you expect to attend the Annual Meeting and wish to vote in person.

      We look forward to receipt of your Proxy and to your attendance at the Annual Meeting.

                                          Sincerely,


                                          /s/ David M. Schulte

                                          David M. Schulte
                                          Chairman of the Board


      JACOR COMMUNICATIONS, INC.
      1300 PNC Center
      201 East Fifth Street
      Cincinnati, Ohio  45202


      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
      TO BE HELD MAY 17, 1995


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jacor Communications, Inc. (the "Company") will be held on Wednesday, May 17, 1995 at 10:30 a.m., local time, in the Skyline Room of the Terrace Hotel, 15 West Sixth Street, Cincinnati, Ohio, for the purposes of considering and acting on the following proposals:

      1. To adopt the Jacor Communications, Inc. 1995 Employee Stock Purchase Plan described in the attached Proxy Statement, providing for the sale of up to 200,000 shares of the Company's Common Stock to Company employees. A copy of the Stock Purchase Plan is attached as Annex 1 to the Proxy Statement.

      2. To amend the Jacor Communications, Inc. 1993 Stock Option Plan to increase the number of shares of the Company's Common Stock eligible for issuance upon the exercise of options granted under the Stock Option Plan from 1,519,218 shares to 2,769,218 shares. A copy of the proposed amendment to the Stock Option Plan is attached as Annex 2 to the Proxy Statement.

      3. To amend the Company's Amended and Restated Articles of Incorporation to add a new Article Fifth to clarify the Company's ability to purchase and redeem its own shares as described in the attached Proxy Statement. A copy of the proposed amendment is attached as Annex 3 to the Proxy Statement.

      4. To elect eight (8) Directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.

      5. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.





      Holders of record of the Company's Common Stock at the close of business on April 10, 1995 are entitled to notice of and to vote at the Annual Meeting.

      Enclosed herewith is a Proxy Statement, Proxy and Annual Report for the year ended December 31, 1994. You are urged to sign, date and return the enclosed Proxy promptly in the enclosed addressed envelope, which requires no postage if mailed within the United States.

                                 By Order of the Board of Directors.


                                 /s/ R. Christopher Weber

                                 R. Christopher Weber
Cincinnati, Ohio                 Senior Vice President,
April 14, 1995                   Chief Financial Officer and Secretary



      Whether or not you plan to attend the Annual Meeting in person, please complete, date, sign and return the enclosed Proxy in the accompanying envelope. You may revoke your Proxy in writing or at the Annual Meeting if you wish to vote in person.




      JACOR COMMUNICATIONS, INC.
      1300 PNC Center
      201 East Fifth Street
      Cincinnati, Ohio  45202

      PROXY STATEMENT
      Annual Meeting of Shareholders to be held on May 17, 1995

      The Board of Directors of Jacor Communications, Inc. (the "Company") is soliciting the enclosed Proxy for use at the Annual Meeting of Shareholders to be held on May 17, 1995 and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Proxy are first being mailed to Shareholders on or about April 14, 1995. The record date for purposes of determining those Shareholders entitled to notice of and to vote at the Annual Meeting has been fixed by the Board of Directors as April 10, 1995 (the "Record Date").

      As of April 10, 1995, there were outstanding XX,XXX,XXX shares of the Company's Common Stock, and each such share is entitled to one vote, either in person or by proxy, on each matter of business to be considered at the Annual Meeting; provided, however, that with respect to the election of directors, each Shareholder may be entitled to cumulate his votes in the manner described below under "Election of Directors." A majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum.

      All properly executed proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as designated at the Annual Meeting, and those not designated will be voted FOR each proposal set forth herein, FOR the director nominees named herein and, in the proxy holders' best judgment, on any other matter that may properly come before the Annual Meeting. Any Shareholder giving the enclosed Proxy may revoke it at any time before it is voted by giving to the Company notice of its revocation, in writing or in open meeting, or a duly executed proxy bearing a later date.

      The expense of this solicitation, which will include the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. Proxies will be solicited primarily by mail but may also be solicited through personal interview, telephone and telecopy by directors, officers and regular employees of the Company, without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

      The Company's Annual Report for the year ended December 31, 1994, including financial statements, is mailed with this Proxy Statement.

PROPOSAL NO. 1

      PROPOSAL TO ADOPT 1995 EMPLOYEE STOCK PURCHASE PLAN


      The Board of Directors of the Company, at its meeting on October 30, 1994, adopted the Jacor Communications, Inc. 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to approval of the Company's Shareholders. The Stock Purchase Plan provides eligible employees with an opportunity to purchase Company Common Stock through payroll deductions. The Stock Purchase Plan is intended as an employment incentive, to encourage their continued employment with the Company and to provide them with additional incentives to promote the success of the Company.

Shares Reserved for the Stock Purchase Plan

      The Stock Purchase Plan provides eligible employees of the Company with a means to purchase up to 200,000 shares of the Company's Common Stock at a discount, subject to adjustments under certain circumstances such as stock splits, stock dividends, recapitalization or other changes in the outstanding Common Stock. The reserved shares consist of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including any shares purchased by the Company in the open market. In the event such shares would be purchased on the open market, the Company will bear all brokerage costs and will pay any difference between the actual stock purchase price and the amount paid by employees under the Stock Purchase Plan.

Eligible Employees

      Any person who is employed by the Company on the first day of each calendar year (a "Plan Year") and has timely completed an enrollment form for that Plan Year is eligible to participate in the Plan; provided, however, that no employee who after the grant of options under the Plan owns shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or its parent, if any, or any subsidiary corporation, after taking into account outstanding options and certain attribution rules, shall be eligible to receive an option. Approximately 650 employees were eligible to participate in the Stock Purchase Plan as of January 1, 1995.

Material Features of the Stock Purchase Plan

      The complete text of the Stock Purchase Plan is attached as Annex 1 to this Proxy Statement. The following summary does not purport to be complete and is qualified in its entirety by reference to Annex 1.




      The Stock Purchase Plan authorizes the grant of options to purchase Common Stock to eligible participating employees at the beginning of each Plan Year. The option exercise price is payable by the employee through automatic payroll deductions during the Plan Year, which deductions may not be less than $10 or more than 10% of his or her base pay. No employee may subscribe for or receive options to purchase shares of Common Stock with an aggregate Fair Market Value of $25,000 or more in any Plan Year.

      The purchase price for each share of Common Stock subject to an option granted under the Stock Purchase Plan will be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first business day of the Plan Year (or such other date as determined by the plan administrator) (the "Offering Date"), or (ii) 85% of the Fair Market Value of the Common Stock on the last business day of the Plan Year. "Fair Market Value" is defined in the Plan as the closing price for the Common Stock on a national stock exchange or, if the stock is not traded on an exchange, the last sale price for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System.

      On the Offering Date, each eligible employee who elects to participate in an offering receives an option to purchase the number of shares of Common Stock that he or she will be able to purchase with the payroll deduction credited to his or her account during such Plan Year. These options will be automatically exercised as of the last business day of the Plan Year.

      Subject to certain limitations set forth in the Stock Purchase Plan, an employee is permitted, at any time prior to the end of the Plan Year, to terminate or to withdraw all of the amount in his or her account, without interest. Upon the termination of the employee's employment with the Company prior to the last day of a Plan Year for any reason other than death, disability or retirement, the employee's only right will be to receive the amount of cash that is in his or her account, without interest. If an employee's employment is terminated by reason of retirement, death or disability prior to the end of the current Plan Year, he or she will have the right within 90 days thereafter, to elect to have the balance of his or her account either paid to him or her in cash or applied at the end of the current Plan Year toward the purchase of Common Stock. Other than as set forth in this paragraph, an employee may not change the amount of his or her payroll deductions during a Plan Year.


      The Stock Purchase Plan may be amended from time to time by the Board of Directors; provided, however, that no amendment will be effective without the prior approval of the Shareholders to increase the aggregate number of shares to be issued under the Plan, change the class of employees eligible to receive options, or if approval is required to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
The Stock Purchase Plan may be terminated at any time by the Board of Directors.

Federal Income Tax Consequences

      The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), such that the transfer of a share of Common Stock to an employee pursuant to the Plan will generally be entitled to the benefits of Section 421(a) of the Code. Under that Section, an employee will not be required to recognize income at the time the option is granted or at the time the option is exercised. The Company will not be entitled to any deduction with respect to the Stock Purchase Plan, except in connection with a disqualifying disposition (as discussed below).

      When a Plan participant disposes of Common Stock acquired under the Plan (or in the event of the death of the employee while owning such Common Stock whether or not the holding period requirements are met), he or she will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for the Common Stock, or (ii) the excess of the fair market value of the Common Stock on the date the option was granted over an amount equal to 85% of the fair market value of the Common Stock on the date the option was granted. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss.

      In order to receive such favorable tax treatment, the Code requires that the employee make no disposition of the Common Stock within two years from the date the option was granted nor within one year from the date the option was exercised and the Common Stock transferred to him or her. If an employee disposes of Common Stock acquired under the Plan before the expiration of these holding periods, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option was exercised over the option price. The amount recognized as ordinary income will increase the employee's basis in such shares. Any gain or loss resulting from the disposition will be taxed as capital gain or loss.
At the time of such a disqualifying disposition, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary income.

Options to be Granted under the Stock Purchase Plan

      Subject to shareholder approval of the Stock Purchase Plan, the Company has conditionally approved option grants thereunder for an aggregate of 49,000 shares of Common Stock to participating eligible employees. As described above, the exercise price of these options will be the lower of 85% of the closing sale price of the Company's Common Stock as reported on The Nasdaq National Market on December 29, 1995 or $10.84 (i.e., 85% of $12.75, the closing sale price on January 3, 1995). These options will be exercised automatically on December 29, 1995. The last reported sale price of the Company's Common Stock on The Nasdaq National Market through April 10, 1995 was $XX.XX.

      The following table sets forth the number of options conditionally granted under the Stock Purchase Plan to the named executives, all executive officers of the Company as a group, and all employees other than executive officers as a group. Non-employee directors are not eligible to participate in the Stock Purchase Plan.

NEW PLAN BENEFITS
1995 Employee Stock Purchase Plan

                                 Number of         Dollar
Name and Principal Position    Options Granted   Value($)(1)

Randy Michaels
President and Co-Chief
Operating Officer                     923        $ 1,763

Robert L. Lawrence
Co-Chief Operating Officer          1,959          3,742

R. Christopher Weber
Senior Vice President,
Chief Financial Officer
and Secretary                       1,619          3,092

Jon M. Berry
Senior Vice President
and Treasurer                           0              0

Executive Group (4 persons)         4,501          8,597

Non-Executive Officer
Employee Group
(218 participating employees)      44,390         84,785

(1) Computed as the difference between $12.75, the last reported sale price on the option grant date, and $10.84, the discounted stock option price, times the number of options. If the market value of the Common Stock is greater than $12.75 on the exercise date, the value to the Plan participants will increase accordingly.




      The proposal to adopt the Stock Purchase Plan in the form attached to this Proxy Statement as Annex 1 will be submitted to the Shareholders for adoption at the Annual Meeting. Adoption of this proposal requires an affirmative vote by the holders of a majority of the oustanding Common Stock. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted FOR proposal No. 1 and the adoption of the Stock Purchase Plan. Abstentions and shares not voted by brokers and other beneficial owners will have the same effect as votes cast against Proposal No. 1.

      The Board of Directors has adopted the Stock Purchase Plan and recommends that the Company's Shareholders vote FOR Proposal No. 1.








PROPOSAL NO. 2

      PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN


      The Board of Directors of the Company, at its meeting on January 25, 1995, approved an amendment to the Jacor Communications, Inc. 1993 Stock Option Plan (the "1993 Plan"). The 1993 Plan was originally adopted by the Company's Shareholders at the 1993 Annual Meeting. The 1993 Plan permits the granting of incentive stock options and non-qualified stock options to key employees of the Company and its subsidiaries for the purchase of up to 1,519,218 shares of the Company's Common Stock. Approximately 30 employees of the Company and its subsidiaries are eligible to participate in the 1993 Plan, four of whom are executive officers of the Company. Non-employee directors of the Company are not eligible to participate in the 1993 Plan.

      At December 31, 1994, there were 87,618 remaining shares of Common Stock available for issuance upon the grant of additional options under the 1993
Plan. The purpose of amending the 1993 Plan is to increase the number of shares eligible for issuance thereunder by 1,250,000 shares to an aggregate of 2,769,218 shares. The proposed amendment to the 1993 Plan will not result in any new plan benefits to the Company's directors, executive officers or other employees, other than providing them with an opportunity to acquire additional stock options.

      The purpose and intent of the 1993 Plan is to provide key employees of the Company and its subsidiaries with an incentive to increase their efforts promoting the success and progress of the Company and the value of the investment of its shareholders to enable the Company to continue to attract and retain highly qualified managerial and station personnel to fulfill positions of responsibility in all areas of the Company. The Board of Directors believes that the 1993 Plan accomplishes these results.

      The proposal to approve and adopt the proposed amendment to the 1993 Plan is contained in the resolution attached to this Proxy Statement as Annex 2 and will be submitted to the Shareholders for adoption at the Annual Meeting. Adoption of this proposal requires an affirmative vote by the holders of a majority of the outstanding Common Stock. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted FOR proposal No. 2 and the adoption of the amendment to the 1993 Plan. Abstentions and shares not voted by brokers and other benenficial owners will have the same effect as votes cast against Proposal No. 2.

      The Board of Directors has approved the proposed amendment to the 1993 Plan and recommends that the Company's Shareholders vote FOR Proposal No. 2.


PROPOSAL NO. 3

PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED
ARTICLES OF INCORPORATION



      The Board of Directors is proposing an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to clarify the authority of the Company to purchase and redeem its own shares of Common Stock or other securities. The Company's legal counsel has advised the Company that the provisions of the Ohio General Corporation law set forth specific conditions under which an Ohio corporation may purchase or redeem its own shares. One such condition is that the corporation's articles of incorporation expressly authorize such a purchase or redemption.

      Although the Company's current Articles of Incorporation contemplate that the Company would be able to purchase and redeem its own shares, such right is not explicit. In order to remove any ambiguity as to the Company's legal authority to purchase or redeem its own shares from time to time, the Board of Directors is proposing that the Articles of Incorporation be amended to add a new Article Fifth empowering the Company to purchase or redeem its shares upon the affirmative vote of a majority of the Company's Board of Directors.

      The Company announced in May, 1994 that its Board of Directors had approved the repurchase of up to 1,000,000 shares of the Company's Common Stock in the open market, but no such repurchases have been made to date. The Company may make such repurchases, or authorize other purchases or redemptions of its shares, in the future although the Company has no definitive plans to do so as of the date of this Proxy Statement.

      Accordingly, the resolution attached to the Proxy Statement as Annex 3 to amend the Company's Articles of Incorporation to add a new Article Fifth will be submitted to the Shareholders for adoption at the Annual Meeting. Ohio law requires the affirmative vote by the holders of two thirds of the outstanding Common Stock. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted FOR proposal No. 3 and the adoption of the amendment to the Company's Articles of Incorporation. Abstentions and shares not voted by brokers and other beneficial owners will have the same effect as votes cast against Proposal No. 3.

      The Board of Directors has approved the proposed amendment to the Company's Articles of Incorporation and recommends that the Company's Shareholders vote FOR Proposal No. 3.






      ELECTION OF DIRECTORS




      The Company's Code of Regulations currently provides that the Board of Directors of the Company shall consist of a minimum of five and a maximum of fifteen members. In accordance with the Code of Regulations, the Board of Directors has established the current number of Directors of the Company as nine, but will be reduced to eight members effective as of the date of the Annual Meeting. One of the Company's Directors, Samuel Zell, informed the Company that he did not desire to stand for re-election due to the substantial time commitments required of him by his numerous other business activities.
At the Annual Meeting, eight Directors will be elected and will hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated the eight incumbent Directors other than Mr. Zell for election by the Shareholders at the Annual Meeting.

      It is the intention of the persons named as proxy holders in the Proxy to vote for the election of all nominees named. If any nominee shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee as the Board of Directors recommends.

      Ohio law, under which the Company is incorporated, does not require a minimum number of votes for the election of a director, and those nominees receiving the greatest number of votes will be elected as Directors. Thus, abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have no effect in the election of Directors.

      Under Ohio law, any Shareholder entitled to vote at the Annual Meeting may give written notice to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the Annual Meeting that cumulative voting for the election of Directors is desired. If the Chairman or the Secretary announces the receipt of such notice upon the convening of the Annual Meeting, each Shareholder shall have the right to cumulate his or her voting power in voting for the Company's Directors.





      Under cumulative voting, each Shareholder entitled to vote at the Annual Meeting would have an aggregate number of votes equal to the number of Directors to be elected multiplied by the number of shares of Common Stock of the Company held by such Shareholder on the Record Date. The resulting aggregate number of votes may be cast by such Shareholder for the election of any single nominee standing for election, or such Shareholder may distribute such votes among any number or all of the nominees. The nominees receiving the highest number of votes will be elected to the Board of Directors for the term specified. The proxies being solicited pursuant to this Proxy Statement may be voted cumulatively for less than the entire number of nominees if any situation arises which, in accordance with the proxy holders' best judgment, makes such action necessary or desirable.


      The following table sets forth, with respect to each nominee for Director of the Company, his or her age, principal occupation during the past five years, other positions he or she holds with the Company, if any, and the year in which he or she first became a Director of the Company. Each of the nominees is currently a Director of the Company.

                                                       Year First
Name, Age and Principal Occupation                       Became
During Past Five Years                            Age   Director

DAVID M. SCHULTE - Founder and Managing            48      1993
General Partner of Chilmark Partners,
a merchant banking firm that has specialized in providing corporate and investment banking advice to companies on the restructuring of their businesses in conjunction with recapitalizations. Since 1984, Mr. Schulte's principal occupation has been his position as managing general partner of Chilmark Partners and, since mid-1990, his positions with Zell/Chilmark and its general partner, ZC Limited Partnership.
Mr. Schulte is a member of the boards of directors of Revco D.S., Inc., Broadway Stores, Inc.,
Sealy Corporation, and Santa Fe Energy Resources.

JOHN W. ALEXANDER - A Managing Partner of          47      1993
Meringoff Equities, and a Managing Partner of
Mallard Creek Capital Partner, since 1987. Both are private real estate and investment partnerships.
Mr. Alexander is also a Trustee of Equity
Residential Properties Trust, a real estate investment trust.

ROD F. DAMMEYER - President and Chief Executive    54      1993
Officer of Itel Corporation, a Chicago-based distribution and financial services company.
Mr. Dammeyer has been President of Itel
Corporation since 1985 and Chief Executive
Officer since 1993; and he has been President, Chief Executive Officer and Director of Great
American Management and Investment, Inc., a diversified manufacturing company, since
February, 1994. Mr. Dammeyer is a member of the boards of directors of Revco D.S., Inc.;
Santa Fe Energy Resources, Inc.; Lomas Financial
Corporation; Capsure Holdings Corp; Falcon
Building Products, Inc.; The Vigoro Corporation;
and ANTEC Corporation. Mr. Dammeyer is a trustee of several VanKampen American Capital, Inc. trusts.



                                                       Year First
Name, Age and Principal Occupation                       Became
During Past Five Years                            Age   Director


F. PHILIP HANDY - President of Winter Park         50      1993
Capital Company, a private investment firm, since 1980. Mr. Handy is a director of Itel Corporation; Great American Management and Investment, Inc.; Q-Tel, S.A. de C.V.;
and Banca Quadrum, S.A. (formerly Servicios
Financieros Quadrum, S.A.).


MARC LASRY - Executive Vice President of Amroc     35      1993
Investments, Inc., a private investment firm, since 1990. Mr. Lasry was the Director and Senior Vice President of the corporate reorganization department of Cowen & Co., a privately-owned brokerage firm, from 1987 to 1989. From January, 1989 to September, 1990, he was a portfolio manager for Amroc
Investments, L.P., a private investment fund.


ROBERT L. LAWRENCE - Co-Chief Operating            42      1993
Officer of the Company. Mr. Lawrence has served as an officer of the Company since 1986.


RANDY MICHAELS - President and Co-Chief            42      1993
Operating Officer of the Company. Mr. Michaels, whose legal name is Benjamin L. Homel, has served as an officer of the Company since 1986.

                                                       Year First
Name, Age and Principal Occupation                       Became
During Past Five Years                            Age   Director


SHELI Z. ROSENBERG - President and a member        53      1994
of the law firm of Rosenberg & Liebentritt, P.C. since 1980. Mrs. Rosenberg is also
Chief Executive Officer, President and a director of Equity Financial and Management
Company and its parent successor Equity Group
Investments, Inc., a privately owned and affiliated investment and management company.
She is also a director, Vice President and Assistant Secretary of Great American
Management and Investment, Inc. ("GAMI") and of Capsure Holdings Corp., an affiliate of GAMI, and a trustee of Equity Residential
Properties Trust, a real estate investment trust. Mrs. Rosenberg is also a director of American Classic Voyages Co., CFI Industries,
Inc., Eagle Industries, Inc., Itel Corporation,
Revco D.S., Inc. and The Vigoro Corporation.
Mrs. Rosenberg was a Vice President of Madison
Management Group, Inc., which filed a petition under the federal bankrukptcy laws on November
8, 1991.  First Capital Benefits Administrators,
Inc., a wholly owned indirect subsidiary of GAMI, also filed a federal bankruptcy petition on January 3, 1995.


There are no family relationships among any of the above-named nominees for Director nor among any of the nominees and any executive officers of the Company.

      BOARD OF DIRECTORS, ITS
      COMMITTEES, MEETINGS AND FUNCTIONS





      During the year ended December 31, 1994, the Board of Directors held four regularly scheduled meetings. Each Director attended or participated in at least 75% of the meetings of the Board of Directors and all Committees on which he or she served in 1994, with the exception of Messrs. Dammeyer and Zell.

      Standing committees of the Board of Directors include a Compensation Committee and an Audit Committee. The Board of Directors does not have a Nominating Committee.

      In 1994, the Compensation Committee consisted of four Directors, Messrs. Zell, Schulte, Dammeyer and Handy. The Compensation Committee determines stock option grants to executive officers and other key employees, as well as reviews salaries, bonuses, and other elements of compensation of executive officers and other key employees and makes recommendations to the Board of Directors. The Compensation Committee held one meeting during 1994. In 1995, the Compensation Committee will consist of three Directors, Messrs. Schulte, Dammeyer and Handy.

      In 1994, the Audit Committee consisted of three Directors, Messrs. Zell, Schulte and Dammeyer. The Audit Committee reviews the financial statements of the Company, consults with the Company's independent auditors and considers such other matters with respect to the internal and external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate financial reporting. The Audit Committee held one meeting during 1994. In 1995, the Audit Committee will consist of three Directors, Messrs. Schulte and Dammeyer and Mrs. Rosenberg.


      SECURITY OWNERSHIP OF CERTAIN
      BENEFICIAL OWNERS AND MANAGEMENT


Security Ownership of Principal Shareholders and Management

      The following table sets forth, as of April 10, 1995, the number of shares and percentage of the Company's Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, by each of the Company's Directors and nominees for election as Directors, by the Company's executive officers, and by all of the Company's executive officers and Directors as a group.

                             Amount and
                              Nature of        Percent
                             Beneficial          of
Name of Beneficial Owner     Ownership(1)      Class(2)

            5% or More Beneficial Owners

Zell/Chilmark Fund L.P.   13,349,720(3)        66.10%


                     Management

John W. Alexander             28,000(4)          *

Rod F. Dammeyer               28,000(5)          *

F. Philip Handy               38,000(6)          *

Marc Lasry                    18,000(4)          *

Robert L. Lawrence           353,854(7)         1.77%

Randy Michaels               532,762(8)(9)      2.66%

Sheli Z. Rosenberg                 0             *

David M. Schulte          13,349,720(10)       66.10%

Samuel Zell               13,349,720(10)       66.10%

R. Christopher Weber         376,960(9)(11)     1.90%

Jon M. Berry                 226,820(9)(12)     1.15%

All executive officers
 and directors as a
 group (11 persons)       14,509,786(13)       68.42%


   *  Less than 1%




 (1) The Securities and Exchange Commission (the "Commission") has defined beneficial ownership to include sole or shared voting or investment power with respect to a security or the right to acquire beneficial ownership of a security within 60 days. The number of shares indicated are owned with sole voting and investment power unless otherwise noted and includes certain shares held in the name of family members, trusts and affiliated companies as to which beneficial ownership may be disclaimed. The number of shares indicated includes shares of Common Stock issuable pursuant to options granted under the Company's 1993 Stock Option Plan and which have vested.

 (2) Under rules promulgated by the Commission, any securities not outstanding that are subject to options or warrants exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

 (3) The address of Zell/Chilmark Fund L.P. ("Zell/Chilmark") is Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606. Zell/Chilmark is a Delaware limited partnership controlled by Samuel Zell and David M. Schulte, Directors of the Company, as follows: the sole general partner of Zell/Chilmark is ZC Limited Partnership ("ZC Limited"); the sole general partner of ZC Limited is ZC Partnership; the sole general partners of ZC Partnership are ZC, Inc. and CZ, Inc.; Mr. Zell is the sole shareholder of ZC, Inc.; and Mr. Schulte is the sole shareholder of CZ, Inc. Of the shares beneficially owned by Zell/Chilmark, 629,117 are shares issuable pursuant to warrants owned by Zell/Chilmark.

 (4)  Includes vested options to purchase 8,000 shares.

 (5) Includes vested options to purchase 8,000 shares. Mr. Dammeyer indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited. See Note (3) above.

 (6) Includes vested options to purchase 8,000 shares. Mr. Handy indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited. See Note (3) above.

 (7) Includes vested options to purchase 348,655 shares and 3,556 shares issuable pursuant to warrants. Of the shares indicated, 637 shares (including 481 shares issuable pursuant to warrants) are owned by members of Mr. Lawrence's family.




 (8) Includes 126,952 shares issuable pursuant to warrants and vested options to purchase 302,720 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Jacor Communications, Inc. Retirement Plan (the "Retirement Plan"). See Note (9) below. Also includes
15 shares and 58 warrants owned by Mr. Michaels' wife, as to which Mr.
Michaels disclaims beneficial ownership. Does not include 300,000 shares subject to a contingent right of acquisition held by a corporation owned by Mr. Michaels. See "Certain Relationships and Related Transactions".

(9) Includes 221,165 shares (including 120,756 shares issuable pursuant to warrants) held under the Retirement Plan with respect to which Messrs. Michaels, Weber and Berry as co-trustees, share voting and investment power. Of these 221,165 shares, 8,455 shares (including 5,022 shares issuable pursuant to warrants) are beneficially owned by the named executives.

(10) All shares beneficially owned by Zell/Chilmark (See Note (3) above) are included in the shares beneficially owned by Messrs. Zell and Schulte. The address of Mr. Schulte is Two North Riverside Plaza, Suite 1500, Chicago, Illinois 60606. The address of Mr. Zell is Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606. Mr. Schulte indirectly shares beneficial ownership of a 20% limited partnership interest in ZC Limited, and Mr. Zell indirectly shares beneficial ownership of an 80% limited partnership interest in ZC Limited.

(11) Includes 120,820 shares issuable pursuant to warrants and vested options to purchase 155,715 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Retirement Plan. See Note (9) above.

(12) Includes 120,959 shares issuable pursuant to warrants and vested options to purchase 5,400 shares. The number of shares indicated includes shares and warrant shares held as co-trustee under the Retirement Plan. See Note (9) above.

(13) Includes 639,136 shares issuable pursuant to warrants, vested options to purchase 844,490 shares and 221,165 shares (including 120,756 shares issuable pursuant to warrants not included in the 639,136 above) held under the Retirement Plan.





Reports of Changes in Beneficial Ownership

      Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder require the Company's Directors, executive officers and 10% or more beneficial owners to file certain reports with the Securities and Exchange Commission regarding changes in beneficial ownership by such persons in the Company's securities. One of the Company's Directors, Samuel Zell, filed one late report in January, 1995 which report had been due in April, 1994, relating to the termination of his beneficial interest in 2,000 shares of the Company's Common Stock owned by his former spouse.




EXECUTIVE COMPENSATIONN

The following table sets forth certain information concerning compensation paid or awarded to or earned by the Company's Co-Chief Operating Officers and each of the Company's other two most highly compensated executive officers (the "named executives") during each of the last three fiscal years.

Summary Compensation Table
                                                                Long-Term
                                                               Compensation
                                       Annual Compensation(1)     Awards      All Other Com-
                                         Salary(2)    Bonus    Stock Options   pensation(3)
Name and Principal Position      Year       ($)        ($)       (# shares)        ($)

Randy Michaels                   1994    $269,993    $142,000         -        $ 2,250
President and Co-Chief           1993     247,116     231,000      378,400       3,418
Operating Officer                1992     237,500       -             -          3,288



Robert L. Lawrence               1994     264,430      140,000         -         2,250
Co-Chief Operating Officer       1993     247,116      231,000     442,710       3,707
                                 1992     237,500       -              -           -



R. Christopher Weber             1994     171,892      98,000         -          2,250
Senior Vice President,           1993     148,654     138,600      200,000       2,230
Chief Financial Officer          1992     115,000       5,000         -          1,800
and Secretary



Jon M. Berry                     1994     119,584      28,784         -          2,250
Senior Vice President            1993     111,648      65,000       14,800       1,564
and Treasurer                    1992     109,225       -             -          1,638


(1) Does not include perquisites and other personal benefits because the aggregate amount of such compensation in each year for each named executive did not exceed the lesser of $50,000 or 10% of his total salary and bonus reported for that year.

(2) Includes amounts deferred at the election of the recipient under the Company's Retirement Plan.

(3) The amounts shown in this column represent matching Company contributions under the Company's Retirement Plan.



Stock Option Grants in Last Calendar Year

            The Company made no stock option grants to the named executive officers during the year ended December 31, 1994.




Option Exercises and Year-End Option Values

            The following table sets forth information concerning the fiscal year end values of all unexercised stock options to the named executive officers as of December 31, 1994. The named executive officers exercised no stock options in 1994.

                          Shares                         Number of Unexercised           Value of Unexercised
                         Acquired                       Options at Fiscal Year-        In-The-Money Options at
                            on           Value                   End                      Fiscal Year-End (2)
      Name              Exercise(#)   Realized(1)    Exercisable    Unexercisable     Exercisable    Unexercisable
Randy Michaels               0             -           227,040          151,360       $1,678,961      $1,046,654

Robert L. Lawrence           0             -           254,601          188,109        1,879,605       1,300,774

R. Christopher Weber         0             -           111,429           88,571          821,553         612,469

Jon M. Berry                 0             -             8,880            5,920           65,668          40,937





 (1) Value is calculated by determining the difference between the per share exercise price and the per share fair market value of the stock as of the exercise date, multiplied by the number of shares acquired upon the exercise of the options.

 (2) The value of unexercised options is calculated by determining the difference between $13.25 per share, the last reported sale price of the Common Stock on the Nasdaq National Market on December 31, 1994, and the exercise price of the option as of such date, multiplied by the number of shares subject to options.





Compensation Committee Report

      The report of the 1994 Compensation Committee with respect to 1994 executive compensation is as follows:

      The primary function of the Compensation Committee, which consists entirely of non-employee directors, is to oversee policies relating to executive compensation including salary, incentive bonuses, fringe benefits and stock option awards. Its objective is to attract and retain qualified individuals by providing competitive compensation, while, at the same time, linking such compensation to corporate objectives. The Committee believes that providing a direct relationship between corporate results and executive compensation will best serve shareholder interests.

      This link between executive compensation and corporate performance is facilitated through incentive bonuses based on earnings and also through stock option awards. The Committee may grant stock options to individuals to create additional economic incentives for these individuals to achieve improved corporate performance goals so that they can thereby participate in any resultant increases in shareholder value. The options are exercisable at the fair market value of the stock on the date of grant and therefore only provide benefits to the grantee if shareholder value increases through the increase in share price.

      The compensation of each executive officer is reviewed annually by the Compensation Committee. It is the Compensation Committee's policy to establish base salaries for its executives at levels that it perceives are fair and competitive with those of executives with similar responsibilities at companies that are considered to be comparable in terms of assets, net worth, revenue, operating cash flow and/or earnings per share, based upon such information as may be acquired by the Committee from annual reports and proxy materials of such other companies, business and industry publications and other sources as may be available from time to time. Such comparisons of executive compensation are not necessarily with the same companies included in the indices used in the performance graph included in this Proxy Statement given that the Company's competitors for executive and/or broadcasting talent are not limited to the entities included in such index.



      The Compensation Committee applied the above considerations in determining the 1994 compensation for the Company's Co-Chief Operating Officers, Messrs. Michaels and Lawrence (the "COOs"). In March, 1994, the Compensation Committee established the base salary levels for the COOs and the Company's other executive officers. Consistent with the Committee's policy of establishing competitive salary levels, each COO received approximately an average $20,000 salary increase for 1994. The Compensation Committee also established 1994 incentive performance targets for all Company employees, including the executive officers, that created the potential for significant incentive bonuses if the Company achieved certain cash flow levels in 1994. If the Company met or exceeded its cash flow performance targets a bonus pool was to be created. The monies in the pool were to be distributed 50% based upon the employee's salary in relation to all corporate employee salaries, and 50% based upon the Committee's subjective determinations of the employee's overall individual performance and contributions to the Company's achievement of the target levels.

      The Company exceeded the 1994 performance targets by a substantial margin. The Compensation Committee rewarded the COOs accordingly by granting substantial bonuses for 1994 determined in accordance with the incentive formula. A significant portion of the COO bonuses was based upon the Committee's determination that Messrs. Michaels and Lawrence were directly responsible for much of the Company's improved 1994 results. The Compensation Committee awarded no stock options to executive officers in 1994 in light of the substantial number of options granted in 1993.

      Based on the Company's past compensation practices, the Committee does not currently believe that Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its executive officers.

1994 Compensation Committee:   Rod F. Dammeyer
                               R. Philip Handy
                               David M. Schulte
                               Samuel Zell



Stock Performance

      The following performance graph compares the Company's cumulative shareholder returns, adjusted for stock splits and dividends, in the Company's Common Stock, the Nasdaq Total Return Index (US) and the Nasdaq Telecommunications Stocks Index. The graph assumes that an investment of $100 was made on January 11, 1993 in the Company's Common Stock and in each index. Total shareholder return is based on the increase in the price of the stock and assumes that all dividends were reinvested.

      In January, 1993, the Company consummated a complete recapitalization and restructuring of its capital structure, bank debt, subordinated debt and other claims and interests (the "Restructuring"). As part of the Restructuring, all of the Company's formerly outstanding capital stock was exchanged for new securities of the Company, including the Common Stock which is now outstanding and warrants to acquire Common Stock. Accordingly, a two year comparison of cumulative shareholder return relating to the Company's Common Stock, which was first registered under Section 12 of the Securities Exchange Act of 1934 in connection with the Restructuring, is provided below.



      CUMULATIVE SHAREHOLDER RETURN COMPARISON


[A paper copy of the performance graph is being submitted supplementally to the Company's Branch Chief in the Division of Corporation Finance as required by Rule 304(d) of Regulation S-T. The data as presented in such graph is set forth below.]

                            Jacor Communications, Inc.

         .................  Nasdaq Total Return Index (US)

         -----------------  Nasdaq Telecommunications Stock Index

=====================================================================

                                     January 11,  December 31,  December 31,
                                        1993         1993           1994



Jacor Communications, Inc.              $100         $244           $225

Nasdaq Total Return Index (US)           100          114            112

Nasdaq Telecommunications Stocks Index   100          154            128





Directors Compensation

Directors who are not employees of the Company receive an annual fee of $10,000 and a fee of $1,000 plus travel expenses for each Board of Directors meeting attended. For each Board of Directors meeting missed, $1,000 is deducted from the director's annual fee.

In December, 1994, the Company granted nonqualified stock options to purchase up to 5,000 shares of the Company's Common Stock to each of Messrs. Alexander, Dammeyer, Handy and Lasry and to Mrs. Rosenberg at a minimum exercise price of $12.75 per share. These options are exercisable for ten years from the grant date and vest 30% upon grant, 30% upon the first anniversary of the grant date and 20% per year for each of the next two years thereafter. The exercise price of the options that vested upon grant is $12.75 per share, and the options that subsequently vest on each anniversary date of the grant have an exercise price 4% greater than the options that vested in the previous year. Once an option vests, the exercise price for that option is fixed for the remaining term of the option.




Compensation Committee Interlocks and Insider Participation

      In 1994, Messrs, Dammeyer, Handy, Schulte and Zell were non-employee directors of the Company and comprised the Company's entire Compensation Committee. No executive officer of the Company serves on any board of directors or compensation committee of any entity which compensates any of Messrs. Dammeyer, Handy, Schulte and Zell. As described under "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions", Messrs. Schulte and Zell are the principals of Zell/Chilmark, a merchant banking firm, which invested over $73,000,000 in capital in the Company in the Restructuring and other transactions.


Other Securities Filings

      The information contained in this Proxy Statement under the headings "Executive Compensation-Compensation Committee Report" and "-Stock Performance" is not, and should not be deemed to be, incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate other Company Securities and Exchange Commission filings or portions thereof by reference (including this Proxy Statement).





CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      Effective January 1, 1994, a subsidiary of the Company and a corporation wholly owned by Randy Michaels, the President of the Company, formed a limited partnership (the "Partnership") in a transaction whereby the Partnership now owns all of the stock of Critical Mass Media,Inc. ("CMM") a marketing research and radio consulting business. Mr. Michaels' corporation owns a 95% limited partnership interest in the Partnership. The Company's subsidiary obtained a 5% general partnership interest in exchange for its contribution of approximately $126,000 cash to the Partnership. The Company initiated this transaction primarily to allow Mr. Michaels to focus his full time and energy on the Company and its business and the Company's subsidiary is now the sole manager of the Partnership's business.

      In connection with the formation of the Partnership, the Company agreed that Mr. Michaels' corporation has the right between January 1, 1999 and January 1, 2000 to put its limited partnership interest to the Partnership's general partner in exchange for 300,000 shares of Common Stock. If the put is not exercised by January 1, 2000, the general partner has the right to call the limited partnership interest prior to 2001 in exchange for 300,000 shares of Common Stock. In addition, if certain events occur prior to January 1, 1999 including without limitation, Mr. Michaels' termination as President of the Company, a reduction of Mr. Michaels' annual base salary by more than 10%, or generally any transaction by which any person or group other than Zell/Chilmark shall become the owner of more than 30% of the outstanding voting securities of the Company or Zell/Chilmark fails to have its designees constitute at least a majority of the members of the Company's Board of Directors, then Mr. Michaels' corporation will have the right to either (a) purchase the Company's general partnership interest at a price generally equal to the balance of the partnership capital account, or (b) sell its limited partnership interest to the general partner in exchange for 300,000 shares of Common Stock.

      In 1994, the Company entered into a real estate lease for new office space for its Atlanta operations from an affiliate of Zell/Chilmark. The annual rental rate will be approximately $330,000. The Company believes that the terms of such lease were negotiated at arm's length and were competitive with prevailing market rates for similar space in the Atlanta market. During 1994, the Company also paid legal fees to the law firm of Rosenberg & Liebentritt, P.C., of which firm Mrs. Rosenberg, a director of the Company, is President and a member.



      INDEPENDENT PUBLIC ACCOUNTANTS

      The independent public accounting firm of Coopers & Lybrand L.L.P. (the "Auditors") was engaged by the Company to audit the Company's consolidated financial statements for the year ended December 31, 1994. It is anticipated that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire. The Audit Committee has recommended that the Auditors be retained as the Company's principal accounting firm for 1995.


      SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

      Shareholders may submit proposals to be voted on at the 1996 Annual Meeting of Shareholders. At the time any such proposal is submitted, the proponent must be a record or beneficial owner of at least 1% or $1,000 in market value of the Company's shares entitled to vote on the proposal and must have held such shares for at least one year and continue to own such shares through the date of the 1996 Annual Meeting. In order for a Shareholder proposal to be included in the proxy statement and form of proxy for the 1996 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices not later than December 1, 1995 and must otherwise comply with applicable requirements established by the Securities and Exchange Commission.

      GENERAL

      The Board of Directors knows of no business to be transacted at the Annual Meeting other than that set forth in the accompanying Notice of Annual Meeting. If, however, other matters requiring a vote of Shareholders properly come before the meeting, it is intended that the persons designated in the accompanying Proxy to vote the shares of Common Stock represented thereby will do so in accordance with their best judgment on such matters. If a Shareholder specifies a different choice on the Proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.



      Upon receipt of a written request from any Shareholder, the Company will mail, at no charge to the Shareholder, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the Company's most recent fiscal year. Written requests for such report should be directed to:

            Jacor Communications, Inc.
            Investor Services Department
            1300 PNC Center
            201 East Fifth Street
            Cincinnati, Ohio  45202

      It is important in order to exercise your rights that your shares be represented at this Annual Meeting, regardless of the number of shares held by you. Please complete, sign, date and promptly return the enclosed Proxy in the envelope provided, regardless of whether you plan to attend the meeting.


                              By Order of the Board of Directors.


                              /s/ R. Christopher Weber

                              R. Christopher Weber
                              Senior Vice President, Chief
                              Financial Officer and Secretary


Cincinnati, Ohio
April 14, 1995



                                                            Annex 1

                   JACOR COMMUNICATIONS, INC.
               1995 EMPLOYEE STOCK PURCHASE PLAN


          1. Purpose of the Plan. This 1995 Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Jacor Communications, Inc., an Ohio corporation (the "Company") and its Subsidiaries, so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.  Definitions.

          2.1  "Agent" shall mean the stock transfer agent for the Common Stock.

          2.2 "Base Pay" means regular straight time earnings or draw, but excludes compensation for overtime, commissions, bonuses, amounts paid as reimbursement of expenses and other additional compensation; provided, however Base Pay for account executives means sales commissions for the most recent calendar year.

          2.3  "Common Stock" means the Company's Common Stock, no par value.

          2.4 "Fair Market Value" means the closing price for the Common Stock on a national stock exchange or, if the stock is not traded on an exchange, the last sale price for the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System.

          2.5 "Investment Account" shall mean the separate account for each participating employee reflecting the number of shares of Common Stock purchased under the terms of the Plan that have not been withdrawn by the employee.

          2.6 "Offering Date" means the commencement date of the offering if such date is a regular business day or the first business day following such commencement date. A different date may be set by resolution of the Board of Directors of the Company (the "Board").


        2.7 "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.8 "Payroll Deduction Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his or her paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's Payroll Deduction Account shall remain the property of the respective employee at all times during each offering.

          2.9  "Plan Year" means the calendar year.

          2.10 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          3. Employees Eligible to Participate. All employees of the Company and its Subsidiaries as may be designated for such purpose from time to time by the Plan Administrator shall be eligible to participate in the Plan, provided each of such employees:

          (a) is employed on the first day of each applicable Plan Year and has timely completed an Enrollment Agreement described in Section 8 for that Plan Year; and

         (b) does not own, immediately after the right to purchase Shares under the Plan is granted, stock possessing Five Percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary. In determining stock ownership for purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

          4. Offerings. The first offering under this Plan shall commence on January 1, 1995 and terminate on December 31, 1995. Thereafter, offerings shall commence on January 1 and terminate on December 31 of the following year until the Plan is terminated by the Board or no additional shares of Common Stock of the Company are available for purchase under the Plan.


          5. Price. The purchase price per share shall be the lesser of (1) 85% of the Fair Market Value of the Common Stock on the Offering Date; or (2) 85% of the Fair Market Value of the Common Stock on the last business day of the offering.

          6. Stock Subject to the Plan. The stock subject to the options shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 200,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

          7.   Changes in Capital Structure.

         7.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in shares, appropriate adjustment shall be made by the Board in the number or kind of shares as to which an option granted under this Plan shall be exercisable, to the end that the participant's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive.

         7.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, each outstanding option shall be assumed by the surviving or resulting corporation and each option shall continue in full force and effect, and shall apply to the same number and class of securities of the surviving corporation as a holder of the number of shares of Common Stock subject to the option would be entitled under the terms of the reorganization, merger, consolidation or recapitalization.

         8. Participation. An eligible employee may become a participant by completing, signing and filing an enrollment agreement ("Enrollment Agreement") and any other necessary papers with the Company at least ten days prior to the commencement of the particular offering in which he or she wishes to participate. Payroll deductions for a participant shall commence on the Offering Date and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Section 14. Participation in one offering under the Plan shall neither limit, or require, participation in any other offering.


         9.   Payroll Deductions.

         9.1 At the time a participant files his or her Enrollment Agreement, he or she shall elect to have deductions made from his or her pay at such regular intervals as may be determined by the Committee during the time he or she is a participant in an offering at not less than $10 or more than 10% of his or her Base Pay.

        9.2 All payroll deductions made for a participant shall be credited to his or her Payroll Deduction Account under the Plan. A participant may not make any separate cash payment into such Payroll Deduction Account nor may payment for shares be made other than by payroll deduction.

     9.3 A participant may discontinue his or her payroll deductions or participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, except as provided in Section 14, a participant may not alter the rate of his or her payroll deductions for that offering.

         10.  Granting of Option.

        10.1 On the Offering Date, this Plan shall be deemed to have granted to the participant an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his or her Payroll Deduction Account during his or her participation in that offering; provided that the maximum number of shares that a participant may purchase under an offering shall be the participant's Base Pay on the Offering Date divided by the Fair Market Value of the Common Stock on that Offering Date.

          10.2 Notwithstanding the foregoing, no employee shall be granted an option which permits his or her rights to purchase Common Stock under the Plan and any similar employee stock purchase plans of the Company and, if applicable, a Subsidiary and, if applicable, a Parent to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such option is granted) for each calendar year which such option is outstanding at any time. The purposes of the limitation in the preceding sentence is to comply with
Section 423(b)(8) of the Code.

          10.3 If the total number of shares for which options are to be granted on any date in accordance with Paragraph 10.1 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practical and as it shall determine to be equitable.


          11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock (subject to the limitations under Section 10) reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will pay for at the purchase price. All such shares purchased shall be credited to the participant's Investment Account. The Agent shall hold in its name or in the name of its nominee all certificates for shares purchased until shares are withdrawn by the participant under Section 13.

          12.  Employee's Rights as a Stockholder.

          12.1 No participating employee shall have any right as a stockholder with respect to any shares under the Plan until the shares have been purchased in accordance with Section 11 above and the stock certificate has actually been issued.

          12.2 All cash dividends paid with respect to shares of Common Stock in a participant's Investment Account shall, unless otherwise directed by the Committee, be used to purchase additional shares of Common Stock on the next date shares are purchased pursuant to Section 11, subject to the limitations in
Section 10.  Such shares shall be added to the participant's Investment Account.

          12.3 Each participant shall be entitled to direct the Agent as to the voting of any shares of Common Stock held in the participant's Investment Account.

          13.  Withdrawal from Investment Account.

        13.1 A participant shall have the right to withdraw a certificate for all or a portion of the Common Stock credited to his or her Investment Account by giving notice to the Company; provided such requests may not be made more frequently than once per calendar quarter.

          13.2 Each certificate withdrawn by a participant may be registered only in the name of the participant, or if the participant so directs, in the names of the participant and one other person, as joint tenants with right of survivorship, tenants in common, or as community property, to the extent and in the manner permitted by applicable law.

          14.  Withdrawal from Payroll Deduction Account.


         14.1 An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each offering by delivering a withdrawal notice ("Withdrawal Notice") to the Company, in which event the Company will refund the entire balance of his or her Payroll Deduction Account as soon as practicable thereafter.

         14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8. His or her re-entry into the Plan cannot, however, become effective before the beginning of the next offering following his or her withdrawal.

         14.3 An employee may elect to discontinue his or her payroll deductions during the course of a particular offering, at any time prior to the last business day preceding the final pay day during such offering by delivering an election to discontinue deductions to the Company, and such election shall not constitute a withdrawal for the purposes of this Section
14. In the event that an employee elects to discontinue his or her payroll deductions pursuant to this Paragraph 14.3, the employee shall remain a participant in such offering and shall be entitled to purchase from the Company such number of full shares of Common Stock as set forth in and in accordance with Section 11 of the Plan.

          15. Carryover of Payroll Deduction Account. The Company shall carry over the balance of a participant's Payroll Deduction Account to the next offering unless the participant does not enroll in the next offering, in which event the balance of the participant's Payroll Deduction Account shall be refunded to the participant. Upon termination of the Plan, the balance of each participant's Payroll Deduction Account shall be returned to the participant.

          16. Interest. No interest will be paid or allowed on any money in the Payroll Deduction Accounts of participating employees.

          17. Rights Not Transferable. No participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Payroll Deduction Account, Common Stock credited to his or her Investment Account, or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw in accordance with Sections 13 or 14, whichever is applicable.

          18. Termination of Employee's Rights. An employee's rights under the Plan will terminate when he or she ceases to be an employee because of resignation, layoff, or discharge. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used will be refunded.

          If an employee's employment shall be terminated by reason of retirement, death, or disability prior to the end of the current offering, he or she (or his or her designated beneficiary, in the event of his or her death, or if none, his or her legal representative) shall have the right, within 90 days thereafter, to elect to have the balance of his or her Payroll Deduction Account either paid to him or her in cash or applied at the end of the current offering toward the purchase of Common Stock.

          19. Administration of the Plan. The Plan shall be administered by the Board, if each director is a "disinterested person" (as defined below).
If all directors are not "disinterested persons," the Plan shall be administered by a committee consisting of two or more members of the Board, each of whom shall be a "disinterested person," which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have such of the powers and authority vested in the Board hereunder as the Board may delegate to it (including the power and authority to interpret any provision of this Plan or of any option). The members of such Committee shall serve at the discretion of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board and/or the Committee, if one has been established by the Board, shall be referred to in this Plan as the "Plan Administrator." "Disinterested person" shall be defined by reference to the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). The Human Resources Committee shall be the Plan Administrator until a different Plan Administrator is established by the Board.


          Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) designate from time to time the Subsidiaries whose employees will be eligible to participate in the Plan; (b) construe and interpret this Plan; (c) define the terms used in this Plan; (d) prescribe, amend and rescind rules and regulations relating to this Plan; (e) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (f) determine all other terms and conditions of options; and (g) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

          20. Termination and Amendments to Plan. The Plan may be terminated at any time by the Board. The Plan will terminate in any case on the date on which all or substantially all of the unissued shares of Common Stock reserved for the purpose of the Plan have been purchased. Upon termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

          The Board also reserves the right to amend the Plan from time to time in any respects, provided, however, that no amendment shall be effective without prior approval of the stockholders (a) which would, except as provided in
Section 6 and 7, increase the aggregate number of shares of Common Stock to be issued under the Plan, (b) which would, except as provided in Section 3, change the class of employees eligible to receive options under the Plan or (c) if such amendment requires stockholder approval for any other reason in order for the Plan to be eligible or continue to qualify for the benefits conferred by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements.

          21. Effective Date. The Plan shall become effective on January 1, 1995 provided that it has been adopted by the Board and provided further that within 12 months after the date the Plan is adopted by the Board, the Plan is approved and adopted by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon. If the Plan shall not be subsequently approved and adopted by the shareholders of the Company as specified herein, the Plan shall be null and void and all funds in any Payroll Deduction Account shall be returned to the participants.



                                                Annex 2


Proposed Amendment to the
1993 Stock Option Plan


      RESOLVED, that the Jacor Communications, Inc. 1993 Stock Option Plan paragraph 4 is hereby amended to read in its entirety as follows:

4.    Shares Subject to Plan.  Subject to adjustments provided in paragraph
13 hereof, the number of shares of Common Stock which may be delivered pursuant to the exercise of ISOs granted under the Plan shall be 2,769,218 shares. The aggregate number of shares of Common Stock which may be delivered pursuant to the exercise of Options granted under the Plan shall not exceed 2,769,218 shares. Such shares may consist, either in whole or in part, of the Company's authorized and issued Common Stock reacquired by the Company and held in its Treasury, as may from time to time be determined by the Board. If an Option granted under the Plan is surrendered, expires unexercised or for any reason ceases to be exercisable in whole or in part, the shares of Common Stock issuable pursuant to such Option, but as to which such Option has not been exercised, shall again be available for the purposes of the Plan.




                                          Annex 3



Proposed Amendment to the Company's
Amended and Restated Articles of Incorporation



      RESOLVED, that the Company's Amended and Restated Articles of Incorporation are hereby amended to renumber existing Article Fifth as a new Article Sixth and to add the following new Article Fifth in its entirety to read as follows:

FIFTH: When authorized by the affirmative vote of a majority of the members of the Board of Directors of the Corporation, without the action or approval of the shareholders of the Corporation, the Corporation may redeem, purchase or contract to purchase, at any time and from time to time, shares of any class of stock issued by the Corporation for such prices and upon and subject to such terms and conditions as the Corporation's Board of Directors may determine.



      PROXY
      JACOR
COMMUNICATIONS, INC.
                        THIS PROXY IS SOLICITED ON BEHALF OF THE
      BOARD OF DIRECTORS.

  ANNUAL MEETING OF     The undersigned hereby appoints Randy
    SHAREHOLDERS        Michaels, R. Christopher Weber and Jon M.
    MAY 17, 1995        Berry, and each of them, as Proxy Holders for the
undersigned, with full power of substitution, to appear and vote all of the shares of Jacor Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Terrace Hotel, 15
West Sixth Street, Cincinnati, Ohio on May 17, 1995 at 10:30 a.m., local time, and at any adjournment thereof.

1.    Proposal to adopt the
      Jacor Communications,
      Inc. 1995 Employee
      Stock Purchase Plan
      providing for the sale of
      shares of the Company's
      Common Stock to Company
      employees.

2.    Proposal to amend the Jacor
      Communications, Inc. 1993
      Stock Option Plan increasing
      the number of shares reserved
      for issuance under the Plan.        (CHANGE OF ADDRESS)

3.    Proposal to amend the
      Company's Amended and
      Restated Articles of
      Incorporation to clarify
      the Company's ability
      to purchase and redeem its
      own shares.

                                     (If you have written in the
4.    Election of eight Directors    above space, please mark the
      for a one year term.           corresponding box on the
                                     reverse of this card.)
      Nominees: John W. Alexander,
      Rod F. Dammeyer, F. Philip
      Handy, Marc Lasry, Robert L.
      Lawrence, Randy Michaels,
      Sheli Z. Rosenberg, and
      David M. Schulte.

5.    To act in accordance with
      their best judgment on
      any other business which
      may properly come before
      the meeting.


You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this Card.
                                                      SEE REVERSE
                                                         SIDE


  X    Please mark your votes                SHARES IN YOUR NAME
       as in this example.

                                            FOR   AGAINST  ABSTAIN
                  1. Proposal to adopt the
                     Jacor Communications,
                     Inc. 1995 Employee
                     Stock Purchase Plan
                     providing for the sale
                     of shares of the Company's
                     Common Stock to Company
                     employees.

                  2. Proposal to amend the
                     Jacor Communications,
                     Inc. 1993 Stock Option
                     Plan increasing the
                     number of shares reserved
                     for issuance under the
                     Plan.

                  3. Proposal to amend the
                     Company's Amended and
                     Restated Articles of
                     Incorporation to clarify
                     the Company's ability to
                     purchase and redeem its
                     own shares.

                                                    FOR    WITHHELD
                  4. Election of Directors
                     (SEE REVERSE)

                     For, except vote withheld from the following nominee(s):






                                              FOR  AGAINST ABSTAIN
                  5. To act in accordance
                     with their best
                     judgment on any other
                     business which may
                     properly come before
                     the meeting.

                          Change
                            of
                         Address

                          Attend
                         Meeting





SIGNATURE(S)                                  DATE

SIGNATURE(S)                                  DATE

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.